EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent ot the reference to our firm under "Experts" in the Registration Statement (Form S-3 No.333-68019) and the related Prospectus of Marvel
Enterprises,  Inc.  for the  registration  of Class B  Warrants,  8%  Cumulative
Convertible Exchangeable Preferred Stock and Common Stock and to the incorporation by reference of our report dated February 20, 2001 with respect to the consolidated financial statements of Marvel Enterprises, Inc. included in its Annual Report on (Form 10-K/A) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                /s/ Ernest & Young LLP

New York, New York
March 29, 2001